Exhibit 10.4
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is entered into on April 14, 2021 and amends the Employment Agreement between Dicerna Pharmaceuticals, Inc (the “Company”) and Bob D. Brown (the “Executive”) dated as of February 21, 2020 (the “Agreement”).
WHEREAS, the original Agreement contained a clerical error in describing the amount of the Executive’s salary, which the Company and the Executive desire to correct, effective retroactively to the original date of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, the Company and you agree as follows:
1.Terms with initial capitalization that are not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.
2.Section 3(a) of the Agreement is stricken and is replaced by the following:
(e)    Base Salary. Commencing from January 1, 2020, the Company shall pay the Executive base salary at a rate of $19,437.50 paid twice monthly (which annualizes to $466,500), less withholdings and deductions required and/or permitted by law. The Executive’s base salary shall be paid in conformity with the Company’s payroll practices generally applicable to the Company’s senior executives.
The remainder of the Agreement is not affected by this Amendment.
DICERNA PHARMACEUTICALS, INC.

By:    /s/ Douglas M. Fambrough     04/14/2021
    Name:    Douglas M. Fambrough III    Date
    Title: President & CEO

/s/ Bob D. Brown     04/15/2021
Bob D. Brown    Date